Exhibit 10.4

THIS INDENTURE made as of the 31st day of March, 2000

BETWEEN:

ALMAD INVESTMENTS LIMITED

(hereinafter called the “Landlord”),

OF THE FIRST PART,

-and-

VIVENTIA BIOTECH INC.,

(hereinafter called the “Tenant”),

OF THE SECOND PART

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord has demised and leased, and by these presents does demise and lease unto the Tenant approximately Twenty One Thousand Five Hundred (21,500) square feet of Rentable Area (the “Leased Premises”) commonly known as 136-147 Hamelin Street, in the City of Winnipeg, in the Province of Manitoba forming part of the property (the “Property”), commonly known as 131-147 Hamelin Street in the City of Winnipeg, in the Province of Manitoba;

TO HAVE AND TO HOLD the Leased Premises for a term of Three (3) years commencing on the 1st day of April, 2000 and from thenceforth next ensuing and fully to be completed and ended on the 31st day of March, 2003, (hereinafter called the “Term”), and for the minimum rent and additional rent set forth in Section 1.01 hereof.

1.00	TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

1.01	Rent—The Tenant shall pay rent as follows:

(a)	Minimum Rent—The Tenant shall pay to the Landlord or as the Landlord may direct in writing, in lawful money of Canada, without set-off, compensation or deductions except as may otherwise be provided for in this agreement, yearly in each and every year, Minimum Rent for the Leased Premises in the amount of One Hundred Thirty Nine Thousand and Seven Hundred and Fifty Dollars ($139,750.00) per annum, plus goods and service tax thereon, payable in monthly installments of Eleven Thousand Six Hundred and Forty Five Dollars and Eighty Three Cents ($11,645.83) plus goods and service tax thereon, on or before the 1st day of each and every month of the Term. The Minimum Rent is calculated at a rate of Six Dollars and Fifty ($6.50) per square foot of Rentable Area.

(b)	Additional Rent—The Tenant shall pay additional rent as set forth in Section 1.02 hereof. The Additional Rent is estimated at $7.65 per square foot of Rentable Area plus goods and service tax thereon for the fiscal year 2000. The Tenant shall pay the Additional Rent to the Landlord in equal monthly installments together with the monthly installments of the minimum rent. At the end of the fiscal year, the Tenant shall be advised of the actual amount required to be paid and if necessary, an adjustment shall thereupon be made between the parties within (15) days of the Landlord so advising.

1.02	Additional Rent—The Tenant shall pay to the Landlord as Additional Rent:

(a)	its Proportionate Share of all taxes, rates, charges, local improvements and assessments whatsoever whether municipal, provincial or federal that may be levied during the Term hereof upon the Leased Premises or upon the Landlord on account thereof to the entire exoneration of the said Landlord save and except as for personal or corporate income taxes and capital taxes whether assessed by the Provincial or Federal Government and all Estate and Succession Duties or Taxes whether assessed by the Federal or Provincial Government, and save and except for any separate school taxes which may be levied as a result of any election by the Landlord, without limiting the generality of the foregoing, the taxes, rates, charges and assessments to be paid by the Tenant shall include taxes for local improvements or works assessed upon the Leased Premises, business taxes arising from the use or occupancy of the Leased Premises by the Tenant or any subtenant holding under the Tenant, provided that if any taxes, rates, charges, local improvements and assessments whatsoever as aforesaid are levied separately in respect of the Leased Premises to pay the full amount as Additional Rent;

(b)	its Proportionate Share of all Operating Costs. Operating Costs means the total amount paid or payable, whether by the Landlord, for public utilities, building services, replacement of the Property and maintenance equipment (excluding additions to the building and provided that capital costs are amortized in accordance with generally accepted accounting principles), maintenance and janitorial services for the Property or any part or parts thereof, such as are in keeping with maintaining the standard of a first-class building having regard for its age, location and use, including all repairs and replacements required for such maintenance, including, without limiting the generality of the foregoing, repairs and non-structural replacements to the roof, structure of the Property and the land adjoining the Property (including the parking area), the cost of providing hot and cold water, the cost of heating, the cost of window cleaning, insurance costs (the types and amounts of insurance being at the Landlord’s sole discretion), service contracts with independent contractor’s engineers’ wages and all wages, salaries, costs and expenses incurred in connection with the maintenance and operation of the Property, and all other wages, salaries, costs and expenses paid or payable by the Landlord in connection with the cleaning, operating, servicing and maintaining the Property and its appurtenances or any part or parts thereof, plus a further sum of fifteen percent (15%) of the above costs (excluding Building depreciation and mortgage interest) as an administration charge.

(c)	all other sums of money payable by the Tenant to the Landlord hereunder;

provided that if and so often as the Tenant neglects or omits to pay taxes, rates, charges and assessments as aforesaid, when the same become due and payable, the Landlord shall be entitled to pay the same and collect the same from the Tenant as rent hereby reserved and in arrears; provided, however, that the Tenant shall have the right at its own expense to take proceedings in the name of the Landlord to contest the legality of any such taxes, rates, charges and assessments, the amount thereof and the time or manner of payment sought to be enforced and in the event that the Tenant takes any such proceedings in the name of the Landlord, the Tenant hereby agrees to indemnify and save harmless the Landlord from all costs and expenses whatsoever with respect to or arising from such proceedings.

In this section, “Proportionate Share” means the proportion that the floor space of the Leased Premises bears to the aggregate of the floor space, measured in square feet, of the premises located on the Property (including the Leased Premises).

1.03	Maintenance of Premises—The Tenant shall at all times during the Term of this Lease, at its sole cost and expense, well, properly and sufficiently repair, maintain and keep the Leased Premises with the appurtenances (including, without restricting the generality of the foregoing, signs and inside and outside plate glass windows and doors, including all overhead or exterior doors to be installed) in good and substantial repair and shall repair, maintain and replace all fixtures and things which at any time during the Term of this Lease are located or erected in or upon the Lease Premises, such repair, maintenance and replacement to be made by the Tenant when, where and so often as need shall be, except for:

(a) repairs required to be made by the Landlord pursuant to the provisions of Clause 4.01 hereof; and

(b) reasonable wear and tear;

Unless such excepted repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees. The cost of any repair or replacement required to be made of the Leased Premises as a result of any act or omission of the Tenant, its employees, servants, agents or licensees shall be paid in full by the Tenant. Provided further, notwithstanding anything to the contrary herein contained, the Tenant shall make all repairs and replacements to the Leased Premises made necessary by reason of burglary or attempted burglary.

(c) It is understood that the Tenant will organize maintenance for the grounds and maintenance to keep all sidewalks, roadways and parking areas bordering on the Building free of ice and snow and the grass, if any, fronting the Building, cut and properly cared for. All contracts for this maintenance are to be approved by the Landlord in writing and the Tenant will be charged back their proportionate share of these costs as Operating Costs.

Any maintenance costs which are shared with other tenants must have prior written approval from the Landlord.

1.04	Leasehold Improvements—Prior to the commencement of any improvements to the Leased Premises by the Tenant, plans for same shall be submitted by the Tenant to the Landlord, which plans shall be subject to the Landlord’s written approval, not to be unreasonably withheld. No other leasehold improvements or alterations shall be made to the Leased Premises by the Tenant, except in accordance with the provisions of section 1.08 hereof. The Landlord shall not be responsible for any costs of leasehold improvements made to the Leased Premises during the Term. The Tenant shall pay or cause to be paid and satisfied promptly, as same shall become due and payable, all costs and claims for work and labour done and material supplied and other work and expenses incurred or suffered in connection with or arising out of any of the leasehold improvements made by the Tenant.

The leasehold estate or interest of the Landlord in the Leased Premises shall be free and clear of any and all liens for work done, labour performed or material supplied or other work or services furnished in connection with or arising out of any leasehold improvements or other construction made by the Tenant. The Tenant shall do all things necessary to prevent, to the extent it is able, the filing of any builders’ liens against the title to the Leased Premises.

1.05	Condition of Leased Premises—The Tenant shall keep the Leased Premises and every part thereof in a clean and tidy condition and not to permit waste paper, garbage, ashes or water or objectionable material to accumulate thereon. The Tenant covenants that it has satisfied itself prior to the execution of this Lease that its intended use of the Leased Premises complies with all applicable zoning by-laws. The Tenant acknowledges having fully inspected the Leased Premises and agrees to accept the Leased Premises in their present state of condition and repairs.

1.06	Inspection and Repair—The Tenant shall permit the Landlord at all reasonable times, upon reasonable prior written notice, unless in the case of an emergency, to enter the Leased Premises to inspect the condition thereof and where such inspection reveals that the repairs are necessary to make such repairs in a good and workmanlike manner within one (1) calendar month from the date of delivery of notice from the Landlord requiring such repair; provided that in the event that the Tenant does not effect the said repairs within one month, or such longer period as may be reasonable in the circumstances and agreed to by the Landlord and Tenant in writing within one week of the delivery of notice requiring such repairs, the Landlord may effect such repairs and charge the cost thereof to the Tenant as additional rent.

1.07	Overloading Floors—The Tenant shall not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the Leased Premises, and not at any time to overload the floors of the Leased Premises, and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, forthwith to repair or pay to the Landlord the cost of making good such damage.

1.08	Alterations Involving Change—The Tenant shall not make any alterations involving structural changes without securing the Landlord’s prior written consent, which consent may be withheld by the Landlord in its sole discretion, it being understood that upon obtaining such consent, plans for such structural changes must be submitted by the Tenant to the Landlord before commencement of the work, which plans shall be subject to the Landlord’s written approval. It is understood between the parties that the Tenant shall have the right to make any and all non-structural alterations in and additions to the Leased Premises that may be deemed necessary for the proper carrying on of its business or that of any sub-tenant, provided however:

(a) that nothing shall be done to weaken the building;

(b) that the Tenant shall be responsible for any damage caused to the Leased Premises thereby. It is further understood and agreed between the parties hereto that the costs of any and all renovations herein referred to shall be borne by the Tenant.

(c) that the Tenant shall indemnify and save harmless the Landlord from and against all liens and from and against all damage and injury to the Leased Premises or to the property of others and against all liability of the Landlord to any person or persons which may arise by reason of all such repairs, alterations, improvements, removals or additions; and

(d) that prior to making any non-structural alterations or additions to the Leased Premises, the Tenant shall submit detailed plans to the Landlord and obtain the Landlord’s written approval, such approval not to be unreasonably withheld.

1.09	Heating—The Tenant shall use the heating equipment supplied by the Landlord or such other equipment installed by the Tenant, to heat the Leased Premises at all reasonable times and shall maintain such heat at a temperature to prevent damage of any nature or kind whatsoever to the Leased Premises, and if damage does occur to the Leased Premises due to the Tenant’s failure to heat, the Tenant agrees to pay for the repairs arising thereby, other than for damages caused as a result of a failure by the utility to provide gas or electricity, which failure is beyond the control of the Tenant, to the extent not covered by insurance which the Landlord is required to maintain hereunder.

1.10	Use of the Premises—

The Tenant shall:

(a) Subject to the right of the Tenant to assign this lease or sublet a portion of premises as herein provided, not use or occupy or suffer or permit the Leased Premises or any part thereof, to be used or occupied for any purpose other than for research, development and pilot scale production of human pharmaceuticals or such other uses which comply with municipal by-laws and are approved in writing by the Landlord, acting reasonably;

(b) conduct its business upon the Leased Premises in such a manner as to comply with the statutes, by-laws, rules and regulations as any Federal, Municipal or other competent authority for the time being in force and shall not do anything upon the Leased Premises in contravention of any of them or which will be a nuisance; provided that nothing contained in this paragraph 1.10(b) shall prohibit the Tenant from opening for business on such Sundays and holidays as it sees fit;

(c) at all times promptly comply with all rules, orders, regulations and requirements of the Insurance Advisory Organization and any Governmental or Municipal authority from time to time in effect for the prevention of fires or the correction of hazardous conditions, to the extent such hazardous condition was caused by the Tenant or for whom the Tenant is in law responsible.

1.11	(a) Assignment—The Tenant will not, and will not permit a subtenant to, assign this Lease in whole or in part, or sublet all or a part of the Leased Premises or any part thereof, without the prior written consent of the Landlord in each case, which consent shall not be unreasonably withheld. The consent by the Landlord to an assignment or subletting will not constitute a waiver of its consent to a subsequent assignment or subletting, or a waiver of the obligation of the Guarantor as set forth in paragraph 1.11(b) herein. Any such assignment, transfer or subleasing, or otherwise shall be subject to all the terms and conditions of this lease, and the Tenant will remain jointly and severally liable with any such transferee, whether such joint and several responsibility be mentioned or not in any consent to such transfer, assignment or sub-leasing. An assignment or sub-letting of this lease or the Leased Premises if consented to by the Landlord will be prepared by the Landlord’s solicitors together with such additional documents as reasonably required by the said solicitors and all reasonable legal costs of its preparation will be paid by the Tenant. If the Tenant or any sub-tenant or assignee of this Lease is a corporation, then any sale or other disposition resulting in a substantial sale of its assets or change in the shareholders controlling such corporation at any time during the Term or any renewal thereof shall be and be deemed to be an assignment of this Lease and, accordingly, the prior written consent of the Landlord to any such sale or disposition shall be required. A change in control of shareholdings of the Tenant as between the existing shareholders upon execution of the Lease, shall not be deemed an assignment of the lease as aforesaid.

(b) Guarantee—In the event that the Tenant assigns this Lease or sublets all or part of the Leased Premises during the initial term with the consent of the Landlord, in consideration of the premises and other valuable consideration, the receipt whereof and the sufficiency whereof is hereby acknowledged by the Tenant, the Tenant as Guarantor does hereby unconditionally guarantee all obligations of the then Tenant under this Lease and accordingly covenants with the Tenant that all the covenants, agreements and other obligations of the then Tenant herein shall be fully performed, the guarantee being upon the following terms:

(i) The liability of the Guarantor to the Landlord is for all purposes as if the Guarantor was primary obligor herein, and not only sureties for the obligations of the then Tenant, and the Landlord is not obliged to resort to or exhaust any recourse which it has against the then Tenant or any other person before being entitled to claim against the Guarantor;

(ii) Any account settled or stated or any other settlement made between the Tenant and the Landlord, and any determination made pursuant to the provisions of this Lease which is expressed to be binding upon the then Tenant is binding upon the Guarantor;

(iii) The Guarantor shall make payment to the Landlord of any amount properly payable by the then Tenant to the Landlord but unpaid upon demand, and shall upon demand perform any other obligations under this Lease which the then Tenant has failed to perform, and any demand made by the Landlord upon the Guarantor is deemed to have been effectually made if notice thereof is sent as provided in paragraph 4.07;

(iv) No assignment of the Lease, sublease or any other dealings therewith by the then Tenant, whether with or without the consent of the Landlord, affects the guarantee;

(v) Nothing except the performance in full of all the obligations of the then Tenant under this Lease throughout the Term shall, except as provided in paragraph 1.11(c), discharge the Guarantor of this guarantee;

(vi) If during the Term the then Tenant makes an assignment for the general benefit of its creditors, or an order is made for the winding up of the then Tenant, or a receiving order in bankruptcy is made by or against the Landlord, and the assignee, liquidator or trustee surrenders possession of the Premises or any part of them or disclaims the lease, the Guarantor shall forthwith upon the demand of the Landlord at the Guarantor’s expense, accept from the Tenant a lease of the Premises (the “New Lease”) for a period equal in duration to the residue of the term remaining unexpired from the date of surrender or disclaimer at the same Minimum Rent and Additional Rent and with the same covenants and provisos as are reserved and contained in the Lease.

(c) This guarantee and all the liabilities and obligations of the Guarantor hereunder shall forthwith cease and terminate upon the completion of the Initial or Renewal Term.

1.12	Nuisance—The Tenant shall not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises the doing or omission or which (as the case may be) shall be or result in a nuisance.

1.13	Indemnity—The Tenant shall keep the Landlord indemnified against all claims, demands, costs, counsel fees, expenses and liabilities whatsoever by any person, firm or firms, corporation or corporations and whether in respect of damage to person or property arising out of or occasioned by the maintenance, use or occupancy of the Leased Premises, or the subletting or assignment of the same or any part thereof, except where same is caused by the failure of the Landlord to repair pursuant to paragraph 2.02 hereof or by the willful acts or negligence of the Landlord, and except to the extent covered by insurance which the Landlord is required to maintain under this Lease.

1.14	Prospective Purchasers—The Tenant shall permit the Landlord to show the Leased Premises to prospective purchasers at reasonable times, upon 24 hours prior notice.

1.15	Interest on Overdue Amounts—On all rents, payments and charges which the Tenant herein covenants to pay or which the Landlord shall pay on behalf of the Tenant, the Landlord shall be entitled to receive interest at the rate of prime plus three (3) percentage points per annum from the date all such amounts are due. Such interest charges shall be payable by the Tenant to the Landlord within ten (10) days of receipt of demand from the Landlord and shall be treated as Additional Rent due by the Tenant hereunder; provided however that the payment of interest by the Tenant shall not operate or be deemed to operate to waive or excuse breach of any covenant by the Tenant.

2.00	LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant as follows:

2.01	Quiet Enjoyment—The Tenant, by paying the rent hereby reserved and observing and performing the several covenants and stipulations herein on its part contained, shall peacefully hold and enjoy the Leased Premises during the Term without any interruption by the Landlord or by any person rightfully claiming under or in trust for it. The Tenant shall have uninhibited ingress and egress to the docking facilities of the Leased Premises subject only to any necessary repairs to the roadway and asphalt services as completed from time to time by the Landlord, which repairs, if necessary, shall be completed by the Landlord as expeditiously as possible, and after reasonable prior written notice to the Tenant.

2.02	Trade Fixtures of Tenant—All trade fixtures installed by the Tenant and or its directly related predecessor companies on the Leased Premises shall remain the property of the Tenant at its sole risk during the Term hereof. At the termination of the Term by the effluxion of time, the Tenant shall remove the same; provided however that where such removal is undertaken, the Tenant shall make good any damage occasioned by such removal, thereby returning the Leased Premises to their original state as at the time of the commencement of the original term (January 1993), reasonable wear and tear excepted.

2.03	Parking—The Tenant shall be entitled to the use of 24 energized parking stalls at no additional cost located in or near the front of the Leased Premises and such additional parking spaces along side the Leased Premises as the Landlord in its sole discretion shall determine. If such additional parking spaces shall be provided, the use thereof shall be such as will not interfere with loading at the rear of the premises.

2.04	Landlord’s Obligations—The Landlord in the same manner and to the same extent as prudent and reputable owner and operator of a similar property shall:

(a)	keep or cause the Property to be kept in good repair and in a clean, orderly and safe condition;

(b)	keep or cause to be kept in good repair the base building equipment installed by the Landlord to heat, ventilate and air-condition the Property and for the distribution of utilities (any additional equipment installed by or on behalf of the Tenant, for the Tenant’s sole benefit is the responsibility of the Tenant to maintain); and

(c)	effect as expeditiously as possible all repairs which it is required to make.

2.05	Access—The Tenant shall be permitted to access the Leased Premises 24 hours per day, 7 days per week throughout the Term, as same may be renewed or extended, and the Landlord shall provide, upon request by the Tenant and at the Tenant’s sole cost, after hours lighting, heating, ventilation and air conditioning.

3.00	INSURANCE

3.01	Tenant’s Insurance

(a) The Tenant shall take out and maintain the following insurance at the Tenant’s sole expense, in such form and with such companies as the Landlord may reasonably approve:

(i) comprehensive general liability insurance against claims for bodily injury, including death, property damage or loss arising out of the use and/or occupation of the Leased Premises, or the Tenant’s business on or about the Leased Premises; such insurance shall identify the Landlord as an additional insured so as to indemnify and protect both the Tenant and the Landlord and shall contain a “cross liability” or “severability of interests” clause so that the Landlord and the Tenant may be insured in the same manner and to the same extent as if individual policies had been issued to each, and shall be for an amount of not less than Two Million ($2,000,000.00) Dollars in respect of any one accident and not less than Two Hundred Thousand ($200,000.00) Dollars in respect of property damage for any one accident;

(ii) all risks insurance upon its merchandise, stock-in-trade, furnitures, fixtures and improvements and upon all other property in the Leased Premises owned by the Tenant or for which the Tenant is legally liable, and insurance upon all glass and plate glass in the Leased Premises against breakage and damage from any cause, all in an amount equal to the full replacement value thereof, which amount in the event of a dispute shall be determined by the decision of the Landlord, acting reasonably;

(iii) boiler and machinery insurance on such boilers and pressure vessels as may be installed by, or under the exclusive control of, the Tenant in the Leased Premises; and

(b) The policies of insurance referred to above shall contain the following:

(i) provisions such that the Landlord is protected notwithstanding any act, neglect, or misrepresentation of the Tenant which might otherwise result in the avoidance of a claim under such policies and such that such policies shall not be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insured(s);

(ii) provisions that such policies and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by the Landlord and that any coverage carried by the Landlord shall be excess coverage;

(iii) all property and boiler insurance referred to above shall provide for waiver of the insurer’s rights of subrogation as against the Landlord;

(iv) policies of insurance shall not be cancelled without the insurer providing the Landlord thirty (30) days written notice stating when such cancellation shall be effective.

3.02	Landlord’s Insurance—the Landlord shall take out or cause to be taken out and keep or cause to be kept in full force and effect:

(a) standard fire, extended coverage, riot, vandalism, and malicious mischief insurance, on the buildings and improvements located on the Property, on a replacement cost basis, in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Landlord may determine; such insurance shall be in a form or forms normally in use from time to time for buildings and improvements of a similar nature similarly situated, including, should the Landlord so elect, insurance to cover any loss of rental income which may be sustained by the Landlord;

(b) boiler and machinery insurance on such boilers and pressure vessels as may be installed by, or under the exclusive control of, the Landlord on the Property (other than such boilers and pressure vessels to be insured by the Tenant hereunder);

The Landlord’s and Tenant’s insurance policies shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over which such insurer might otherwise be entitled against the Landlord/Tenant and for those for whom in law they are responsible. Provided that nothing herein shall prevent the Landlord from providing or maintaining such broader coverage as the Landlord may determine. The Tenant shall pay to the Landlord as Additional Rent the Tenant’s Proportionate Share of insurance premiums paid by the Landlord. The Landlord’s Proportionate Share shall be calculated on the basis set out under Section 1.02 of this Lease provided that if the Leased Premises are insured separately from any other premises located on the Property the Tenant shall pay to the Landlord as Additional Rent the full insurance premiums paid by the Landlord in respect of the Leased Premises.

3.03	Increase in Insurance Rate—the Tenant will not do or permit to be done upon the Leased Premises anything which shall result in a nuisance or which shall cause the rate of insurance upon the Leased Premises to be increased, and if the insurance rate shall be increased as aforesaid, the Tenant shall pay to the Landlord the amount by which the insurance premium shall be so increased. If notice of cancellation shall be given respecting any insurance policy or if any insurance policy upon the Leased Premises or any part thereof shall be cancelled or refused to be renewed by the insurer by reason of the Tenant’s use other than the permitted use provided for herein or occupation of the Leased Premises or any part thereof, the Tenant shall remedy or rectify such use or occupation upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so within fifteen (15) days of receipt of such writing, the Landlord, at its option, may terminate this lease forthwith by leaving upon the Leased Premises notice in writing of its intention to do so, and thereupon rent and any other payments for which the Tenant is liable under the Lease shall be apportioned and paid in full to the date of such termination of the Lease and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

4.00	PROVISOES

Provided always, and it is hereby agreed between the parties as follows:

4.01	Destruction or Damage of Leased Premises—If and whenever during the Term of this Lease the Leased Premises shall be destroyed or damaged by fire, lightning or tempest or any other perils, then and in every such event:

(a) if the damage or destruction is such that the Leased Premises are rendered wholly unfit for occupancy, or it is impossible or unsafe to use and occupy them, and if in either event the damage cannot be repaired with reasonable diligence within 120 days from the happening of such damage, then either party may within thirty (30) days of the happening of such damage or destruction terminate this Lease by giving to the other notice in writing of such termination in which event this Lease shall cease and be at an end as of the date of such damage and the rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such damage. If neither the Landlord nor the Tenant so terminates this Lease, then the Landlord shall repair the building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good and the Tenant can again use and occupy the Leased Premises;

(b) if the damage be such as the Leased Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them, but in either event the damage can be repaired with reasonable diligence within 90 days from the happening of such damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good and the Tenant can again use and occupy the Leased Premises and the Landlord shall repair the damage with all reasonable speed;

(c) if the damage can be made good as aforesaid within 90 days of the happening of such damage and the damage is such that the Leased Premises are capable of being partially used for the purposes for which they are hereby demised, then until such damage has been repaired the rent shall be reduced by the fraction that the part of the Leased Premises which is rendered unfit for occupancy is of the whole of the Leased Premises and the Landlord shall repair the damage with all reasonable speed.

(d) In the event that the Landlord and Tenant shall be unable to agree as to the state of fitness of the Leased Premises and its condition, the question in dispute shall be referred to arbitration in accordance with Section 4.23 hereof but the certificate of an Architect selected by the Landlord, duly qualified to practice as such in the Province of Manitoba, shall bind the parties as to the length of time reasonably required to make any necessary repairs.

4.02	Expropriation—If the whole or any part of the Lease Premises shall be taken by any public authority under the power of eminent domain, the Term hereby granted shall cease from the day possession shall be taken for such public purposes insofar as the premises so taken comprise part of the Leased Premises; and the Tenant shall be liable only for rent in respect of the Leased Premises or part thereof so taken to the day of the taking, and if less than the whole be so taken, the Landlord or Tenant may at its option cancel and terminate this agreement with respect to the remainder of the Leased Premises, but notice of such cancellation must be given to the other within thirty (30) days after notice of such taking has been received by the Landlord; but if the Landlord or Tenant shall not elect to cancel the said Lease, the Tenant shall remain in possession of the remainder of the Leased Premises and the rent thereof shall be reduced in proportion that the space remaining possessed of the Landlord bears to the total ground floor space of the Leased Premises at the date of the commencement of this Lease. All compensation or damages awarded in respect of such taking of the Leased Premises and any diminution in value of the remainder thereof shall be the property of the Landlord but the Tenant shall be entitled to receive such compensation or damages as it may be able to establish against such public authority in respect to loss of its business, depreciation of and cost of removal of stock and fixtures.

4.03

Holding Over—If the Tenant shall remain in possession of the Leased Premises after termination of the Term hereby granted, or any renewal thereof as herein provided, without other special agreement, a tenancy from year to year shall not be created by implication of law, but the Tenant shall be deemed to be a monthly tenant only at a rent payable monthly in advance at a rate of One Hundred and Fifty (150%) percent of the annual rent payable immediately prior to such termination, and otherwise upon and to the same terms and conditions as are herein contained, except provisions for renewal, and nothing, including acceptance of any rent by the Landlord, operates to extend any tenancy except a specific agreement in writing between the Landlord and Tenant.

4.04	Re-entry—If the Tenant shall default in making payment of the rents hereby reserved or any part thereof, when due and fails to pay same within five (5) days after notice to do so is provided by the Landlord or if the Tenant shall default in performance of observance of any of its other covenants herein contained, the Landlord, after ten (10) days written notice to the Tenant of such default and any default not being cured within the said period or such longer period as may reasonably be required in the circumstances (such period to be agreed upon in writing by the Landlord within the 10 days), may at its option at any time thereafter re-enter upon the Leased Premises or any part thereof in the name of the whole, and thereupon this Lease shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant’s covenants herein contained.

4.05	Waiver—No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any covenant, proviso or condition hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the right of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

4.06	Remedies of Landlord as in the Case of Default of Rent—The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder, as the Landlord would have in the case of default in payment of rent.

4.07	Notice—Any notice required or contemplated by this Lease shall be sufficiently given if mailed by prepaid registered mail addressed to the proper party as follows:

The Landlord at:	305 Milner Ave., Suite 309 Toronto, Ontario M1B 3V4

The Tenant at:	147 Hamelin Street Winnipeg, Manitoba R3T 3Z1

The date of the giving of any such notice shall be deemed conclusively to be two (2) days following the date upon which it was mailed. The above address may be changed by either party at any time hereafter by giving fifteen (15) days written notice to the other Party.

4.08	Unavoidable Delays—In the event that either the Landlord or the Tenant shall be delayed, hindered or prevented from the performance of any act or covenant required hereunder, by reasons of any Unavoidable Delay (as herein defined) not the fault of the party delayed, then performance or such act or covenant shall be excused for the period during which such performance is rendered impossible, and the time for the performance thereof shall be extended accordingly, but this shall not operate to excuse the Tenant from the prompt payment of rent or any other payments required under this Lease. “Unavoidable Delay” means a delay caused by fire, strike or other casualty or contingency beyond the reasonable control of a party who is, by reason thereof, delayed in the performance of such party’s covenants and obligations under this Lease in circumstances where it is not within the reasonable control of such party to avoid such delay (but does not include any insolvency, lack of funds or other financial cause of delay).

4.09	Execution by Creditor of Tenant/Bankruptcy of Tenant—The Tenant covenants and agrees that if at any time during the Term, any of the goods and chattels of the Tenant on the Leased Premises are seized or taken in execution or attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit or creditors or any bulk sale or becomes bankrupt or insolvent, it shall take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or if any order shall be made for the winding up of the Tenant, or if the Leased Premises shall be used for any other purpose than as permitted under the terms of this Lease, or if the Tenant shall without the written consent of the Landlord abandon the Leased Premises, then and in every such case the then current month’s Minimum Rent and Additional Rent and the next ensuring three (3) months Minimum Rent and Additional Rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or the servants of the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the said term, and the said term shall, at the option of the Landlord forthwith become forfeited and determined, and in every one of the cases above such accelerated rent shall be recoverable by the Landlord in the same manner as the rent hereby reserved and as if the rent were in arrears and the said option shall be deemed to have been exercised if the Landlord or its agents shall give notice to such effect to the Tenant.

4.10

Non-Liability of Landlord—Provided the Landlord and those for whom in law the Landlord is liable are not negligent, the Landlord shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises, or for any loss of or damage or injury to any property belonging to the Tenant or its employees or to any person while such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure, by reason of breakdown or other cause, to supply adequate drainage, snow or ice removal or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the said building, or from the water, steam, gas, sprinkler or drainage pipes of plumbing works of the same or from any other place or quarter or for any damage caused by anything done or omitted by any tenant, but the Tenant shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, after notice of same, when it is within its power and obligation to do so. Nor shall the Tenant be entitled to any abatement of rent in respect of any such condition, failure or interruption of service as aforesaid.

4.11	Inspection of Premises—The Tenant shall examine the Leased Premises before taking possession hereunder and such taking of possession shall be conclusive evidence against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition except for defects not apparent on inspection; and that the Tenant shall make no claim for nor hold the Landlord liable for or bound by any promise, representation or undertaking with respect to any alteration, remodelling or redecorating of or installation of equipment or fixtures in the Leased Premises, except such, if any, as is expressly set forth in this Lease; and that in case of any such express provision, unless same provides for completion of alteration, remodelling or decorating, or such installation after the Tenant’s taking of possession hereunder, such taking of possession shall constitute conclusive evidence as against the Tenant that said alteration, remodelling, or decorating, or installation of equipment or fixtures has been satisfactorily completed.

4.12	Signs—The Tenant may, at its sole cost and expense, manufacture, maintain and install an exterior facia sign on the Leased Premises, subject to the Landlord’s approval as to size, location and suspension of said sign, which said approval shall not be unreasonably or arbitrarily withheld, provided that the said sign complies with all of the regulations and/or by-laws of the City of Winnipeg or any other governing authority in force at the time of this demise, or which may come into force, and the Tenant hereby agrees, firstly: to indemnify and save harmless the Landlord from any and all causes of action which might arise from the erection and maintenance of such sign, and secondly: to pay to the Landlord upon written demand for same any Encroachment License fee that may be assessed against the Landlord by the City of Winnipeg or any other governing authority in force at the same time of this demise, in connection with the erection and maintenance of said sign. The Tenant shall, with respect to any signs painted on the Leased Premises, repaint or remove any such signage upon the termination of the Lease at its own expense. The Landlord will co-operate with the Tenant in obtaining any necessary consents from the said City. The Tenant shall repair any and all damage to the Leased Premises resulting from removal of the signage.

4.13	Place for Payments—All payments required to be made by the Tenant herein shall be made to the Landlord at the Landlord’s office at 305 Milner Ave., Suite 309 Toronto, ON, M1B 3V4 or to such agent or agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct in writing.

4.14	“For Sale” Sign—The Landlord may place upon the Leased Premises, a notice of reasonable dimensions and reasonably placed so as to not interfere with the Tenant’s business, stating that the Leased Premises are for sale or, during the last six (6) months of the Term, to let, which notice the Tenant shall not remove or permit to be removed.

4.15	Subordination of Lease—Subject to the provisoes hereinafter contained, upon the request of the Landlord, the Tenant shall subordinate its rights hereunder to the charge of any mortgage or mortgages or the charges resulting from any other method of financing or refinancing, declaration of trust, debenture issue or any such method of financing or refinancing, now or hereafter in force against the land and building, and to all advances made or hereafter to be made upon the security thereof. Notwithstanding the foregoing, the Landlord shall not at any time encumber the title to the Leased Premises and the Tenant shall not be required to subordinate its rights hereunder as aforesaid without the Landlord first obtaining a non-disturbance agreement from the encumbrancer, mortgagee, chargee or trustee, as the case may be, in favour of the Tenant whereby the encumbrancer, mortgagee, chargee or trustee agrees that so long as the Tenant is not in default under the terms of this Lease, the Tenant shall be entitled to remain undisturbed in its possession of the Leased Premises and to enjoy peaceful possession thereof pursuant to the terms of this Lease notwithstanding the exercise of any or all rights of any such encumbrancer, mortgagee, chargee or trustee, as the case may be, under their security documents.

4.16	Acknowledgment by Tenant—The Tenant or the Landlord shall promptly, whenever requested by the other from time to time, execute and deliver to the Landlord (and if required by the other, to any mortgagee, including any trustee under Deed of Trust and mortgage designated by the Landlord) a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and the Tenant, the existence or nonexistence of default or any other reasonable matters pertaining to this Lease as to which the other shall request a certificate.

4.17	Modification of Lease—This Lease may not be modified or amended excepting only by an instrument in writing signed by the parties hereto.

4.18	Renewal—Provided that the Tenant has not been and is not currently in default of any of its obligations herein contained for which it has received notice and failed to remedy within the applicable cure period and provided this Lease shall not have terminated for any cause whatsoever, the Tenant shall have the right to renew this Lease for a further period of one (1) year as and from the expiration of the Term, on the same terms and conditions as herein contained subject, however, to the following:

(a) The Tenant shall notify the Landlord in writing at least 180 days prior to the expiration of the Term that it elects to renew the Lease for a further one year period.

(b) The Minimum Rent payable for the Renewal Term shall be determined by mutual agreement by no later than 90 days prior to the expiration of the current Term, but in any event shall not be less than the minimum rental payable during the current Term.

(c) In the event that the parties are unable to agree as to the Minimum Rent payable for the Renewal Term at least 90 days prior to the expiration of the current Term, the Minimum Rent payable shall be determined by arbitration pursuant to clause 4.23 hereof.

4.19	“GST”—The Tenant will pay to the Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) the full amount of all goods and services taxes, sales taxes, value added taxes, multi-stage taxes, business transfer taxes, and other taxes imposed on the Tenant in respect of the Rent and any other consideration payable by the Tenant under this Lease, or in respect of the rental of premises by the Tenant under this Lease (collectively and individually “GST”). GST is payable by the Tenant whether it is characterized as a good and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax or otherwise. GST so payable by the Tenant will be: (i) calculated and paid in accordance with the applicable legislation; (ii) paid by the Tenant at the same time as the amounts to which the GST apply is payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) considered not to be Rent, despite anything else in this Lease, but the Landlord will have all of the same remedies for and rights of recovery with respect to such amounts as it has for non-payment of Rent under this Lease or at law and any other consideration of any nature or kind.

4.20	Caveats—Subject to the provisions of clause 4.15 herein, the Tenant agrees with the Landlord not to file a caveat under The Real Property Act (Manitoba) against the land in respect of this lease unless it be in such form as the Landlord shall have approved in writing, which approval shall not be unreasonably withheld.

4.21	Partial Invalidity—If a term, covenant or condition of this Lease or the application thereof to any person or circumstances is held to any extent to be invalid or unenforceable, the remainder of this Lease or the application of the said term, covenant or condition to persons or circumstances other than those to which or to whom it is held invalid or unenforceable will not be effected.

4.22	Net Lease—The Lease shall be deemed and construed to be a “net lease” and, except as herein otherwise expressly provided, the Landlord shall receive all Minimum Rent and Additional Rent and all other payments hereunder to be made by the Tenant free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever except as otherwise herein expressly provided.

4.23

Arbitration—If at any time a dispute, difference of question shall arise among the parties hereby concerning any question relating to this Lease, the right or liabilities of any of the parties hereof, or any other dispute involving either the interpretation of this Lease or anything contained herein, then any such dispute, difference or question shall be decided by arbitration, such arbitration to be initiated by one (1) party serving written notice to the other party of his desire to have the matter arbitrated. The matter requiring arbitration shall be referred to a single arbitrator if one can be mutually agreed upon by the parties within seven (7) days of the notice of desire for arbitration being served. In the event that the parties cannot agree upon a single arbitrator, then each party shall name one arbitrator within a further period of seven (7) days therefrom and the arbitrators so named shall appoint one more arbitrator. If one of the parties refuses or neglects to appoint an arbitrator within the period herein set out, then the arbitrator appointed by the other party together with the additional arbitrator appointed by the arbitrator so named as above provided, shall sit and hear the arbitration. In the event that the arbitrators named by the parties to the arbitration cannot agree upon the additional arbitrator as above provided within seven (7) days of the date of appointment of the last of them, then after the expiry of such seven (7) day period, any one of the parties may apply to a Judge of the Court of Queen’s Bench of Manitoba or its successor to appoint the additional arbitrator to sit and hear the arbitration. The decision arrived at by a single arbitrator or a majority of the arbitrators, as the case may be, shall be binding upon all the parties and no appeal shall lie therefrom. The provisions of this section shall be deemed to be a submission to arbitration within the provisions of The Arbitration Act (Manitoba) and any statutory modification or re-enactment thereof.

4.24	Headings and Captions—The headings herein are inserted for the convenience of reference only and are not to be considered when interpreting this Lease.

4.25	Time—Time shall be of the essence hereof.

4.26	Lease Contains Entire Agreement—This Lease contains the entire agreement between the parties and it is admitted, so that they shall be forever estopped from asserting to the contrary, that there is no condition precedent or warranty of any nature whatsoever and no collateral condition or covenant whatsoever to the within Lease.

4.27	Enurement—It is further agreed and declared that this lease shall extend to, be binding upon and enure to the benefit of the parties hereto, and their respective successors and assigns.

4.28	Governing Law—This Lease will be interpreted under and is governed by the laws of the Province of Manitoba.

IN WITNESS WHEREOF the parties hereto executed this Agreement as of the day and year first above written.

ALMAD INVESTMENTS LIMITED
)
)
)	Per:	/s/ [Illegible]
)
)
)
)	Per:	[Illegible]
I/We have the authority to bind the corporation.

VIVENTIA BIOTECH INC.
)
)	Per:	/s/ Michael A. Byrne
)		Michael A. Byrne, Chief Financial Officer
)
)
)	Per:	/s/ A. Schimich
I/We have the authority to bind the corporation.

LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 26th day of June, 2003

B E T W E E N:

131 - 149 HAMELIN STREET LEASEHOLDS LIMITED

(the “Landlord”)

OF THE FIRST PART,

A N D:

VIVENTIA BIOTECH INC.

(the “Tenant”)

OF THE SECOND PART,

WHEREAS:

A. By a Lease dated the 31st day of March, 2000 between Almad Investments Limited, the Landlord and Viventia Biotech Inc., the Tenant, the Landlord leased to the Tenant the premises at 131-147 Hamelin Street, Winnipeg, Manitoba, namely 136-147 Hamelin Street comprising of Twenty One Thousand Five Hundred (21,500) square feet of Rentable Area, and more particularly described in the Lease (the “LEASED PREMISES”);

B. And whereas Almad Investments Limited transferred legal title to the property to 131-149 Hamelin Holdings Limited;

C. And whereas 131-149 Hamelin Holdings Limited entered into a building lease with 131-149 Hamelin Street Leaseholds Limited pursuant to which all existing leases were assigned to 131-149 Hamelin Street Leaseholds Limited, as Landlord;

D. And Whereas 131-149 Hamelin Street Leaseholds Limited has agreed to enter into this Lease Amending Agreement on the terms and conditions set forth herein.

E. And Whereas the Tenant has been in overhold from April 1, 2003 through to June 30, 2003 on the same terms and conditions as contained in the Lease dated the 31st day of March, 2000.

NOW THEREFORE in consideration of the mutual covenants contained herein and in the Lease, the parties hereby agree as follows:

1.	The execution of this Agreement shall constitute an extension of the Lease between the parties hereto and extend the termination date of the Lease to June 30, 2008. The term July 1, 2003 through June 30, 2008 shall be referred to as the renewal Term (the “Renewal Term”). This Renewal Term shall be governed on all the terms and conditions contained in the Lease, except as follows:

(a) Premises shall consist of approximately Twenty Seven Thousand Five Hundred (27,500) square feet of Rentable Area, as shown on the attached floor plan, Schedule “A”. For further clarification the Premises will consist of approximately 21,500 square feet of Rentable Area known as 147 Hamelin Street and approximately 6,000 square feet of Rentable Area known as 133 Hamelin Street.

(b) The annual Minimum Rent for the Renewal Term shall be based as follows:

On the Premises known as 147 Hamelin Street:

Years 1-3:     $ 6.50 per square foot of Rentable Area per annum

Years 4-5:     $ 7.00 per square foot of Rentable Area per annum

On the Premises known as 133 Hamelin Street:

Years 1-2:     $ 4.50 per square foot of Rentable Area per annum

Year 3: $ 5.00 per square foot of Rentable Area per annum

Years 4-5:     $ 5.50 per square foot of Rentable Area per annum

Payable in equal monthly installments plus any additional charges, without deductions, in advance on the first day of each month during the Renewal Term.

(c) There shall be no tenant inducements or special conditions under the Renewal Term, including but not limited to free rent and tenant improvements, unless otherwise stated herein.

(d) The Landlord shall grant the Tenant the months of July 2003 and August 2003 Minimum Rent free on 133 Hamelin Street.

(e) The following is added to Article 1.01 (b) of the Lease. “It is understood and agreed by the Tenant and the Landlord that the Tenant is currently paying gas and water directly to the utilities and that the Landlord is billing the Tenant for the entire Hydro usage for the Building. The Landlord will issue quarterly credits to the Tenant for any Hydro usage consumed by 131 Hamelin Street. The usage for 131 Hamelin Street is determined by the reading of two electrical panels and an electrician’s estimate of a third electrical panel. All three panels provide electrical power to 131 Hamelin Street.”

(f) The following is added to Article 1.02 (b) of the Lease. “It is agreed that the consumption of utilities by the Tenant is in excess of normal usage and therefore the Tenant will pay for utilities based on consumption and not on Proportionate Share.”

(g) The Premises known as 133 Hamelin Street are to be taken in “as is” condition. It is acknowledge that the Tenant in 131 Hamelin Street has use of 100 amps of the 200 amps currently available in 133 Hamelin Street.

2.	This Agreement shall be attached to the Lease and shall become a part thereof as if originally included therein.

3.	The Landlord and the Tenant covenant and agree with each other that, save and except as specifically provided herein, this Lease Amending Agreement shall be on the same terms, conditions, covenants, agreements, obligations and provisos contained in the Lease insofar as the same shall be deemed to be incorporated herein and shall be binding upon the Landlord and the Tenant as though the “Landlord” and “Tenant” referred to in the Lease were the Landlord and the Tenant respectively herein, and that the Landlord and the Tenant will respectively duly observe and perform the same. If there shall be any conflict between the terms of the Lease and the terms hereof, the terms hereof shall apply.

4.	The parties hereto covenant and agree that they have good right, full power and authority to enter into this Agreement in the manner as aforesaid.

IN WITNESS WHEREOF the parties hereto executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED	)		131-149 HAMELIN STREET
	)		LEASEHOLDS LIMITED
in the presence of:	)		Landlord
)
)
)
/s/ B. McCarthy	)	Per:	/s/ Aubrey Dan
	)		Aubrey Dan, President
	)		I/We have the authority to bind the corporation.

SIGNED, SEALED AND DELIVERED	)		VIVENTIA BIOTECH INC.
)
in the presence of:	)		Tenant
)
)
)
	)	Per:	/s/ Michael A. Byrne
	)		Michael A. Byrne, Chief Financial Officer
	)		I/We have the authority to bind the corporation.

LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 26th day of January, 2004

B E T W E E N:

131 - 149 HAMELIN STREET LEASEHOLDS LIMITED

(the “Landlord”)

OF THE FIRST PART,

A N D:

VIVENTIA BIOTECH INC.

(the “Tenant”)

OF THE SECOND PART,

WHEREAS:

A. By a Lease dated the 31st day of March, 2000 between Almad Investments Limited, the Landlord and Viventia Biotech Inc., the Tenant, the Landlord leased to the Tenant the premises at 131-147 Hamelin Street, Winnipeg, Manitoba, namely 136-147 Hamelin Street comprising of Twenty One Thousand Five Hundred (21,500) square feet of Rentable Area, and more particularly described in the Lease (the “LEASED PREMISES”);

B. And whereas Almad Investments Limited transferred legal title to the property to 131-149 Hamelin Holdings Limited;

C. And whereas 131-149 Hamelin Holdings Limited entered into a building lease with 131-149 Hamelin Street Leaseholds Limited pursuant to which all existing leases were assigned to 131-149 Hamelin Street Leaseholds Limited, as Landlord;

D. And Whereas 131-149 Hamelin Street Leaseholds Limited has agreed to enter into this Lease Amending Agreement on the terms and conditions set forth herein.

E. And Whereas the Tenant has been in overhold from April 1, 2003 through to June 30, 2003 on the same terms and conditions as contained in the Lease dated the 31st day of March, 2000.

F. And Whereas by a Lease Amending Agreement dated the 26th of June, 2003 the Landlord leased to the Tenant an additional Six Thousand (6,000) square feet and the Landlord and Tenant agreed to extend the termination date of the Lease to June 30, 2008.

NOW THEREFORE in consideration of the mutual covenants contained herein and in the Lease, the parties hereby agree as follows:

1.	The execution of this Agreement shall constitute an expansion of leased space. The Landlord agrees to lease to the Tenant and the Tenant agrees to lease from the Landlord an additional Three Thousand Six Hundred (3,600) square feet, commonly known as 131 Hamelin Street, in the City of Winnipeg (the “Expansion Premises”) The Expansion Premises shall be governed on all the terms and conditions contained in the Lease, except as follows:

(a) The Expansion Premises shall consist of approximately Three Thousand Six Hundred (3,600) square feet of Rentable Area.

(b) The annual Minimum Rent for the Expansion Premises shall be based as follows:

February 1, 2004 through June 30, 2005:

$ 4.50 per square foot of Rentable Area per annum

July 1, 2005 through June 30, 2006:

$ 5.00 per square foot of Rentable Area per annum

July 1, 2006 through June 30, 2008:

$ 5.50 per square foot of Rentable Area per annum

Payable in equal monthly installments plus any additional charges, without deductions, in advance on the first day of each month during the Renewal Term.

(c) There shall be no tenant inducements or special conditions for the Expansion Premises, including but not limited to free rent and tenant improvements, unless otherwise stated herein.

(d) The following is deleted from Article 1.01 (b) of the Lease. “The Landlord will issue quarterly credits to the Tenant for any Hydro usage consumed by 131 Hamelin Street. The usage for 131 Hamelin Street is determined by the reading of two electrical panels and an electrician’s estimate of a third electrical panel. All three panels provide electrical power to 131 Hamelin Street.”

(e) The Premises known as 131 Hamelin Street are to be taken in “as is” condition.

2.	This Agreement shall be attached to the Lease and shall become a part thereof as if originally included therein.

3.	The Landlord and the Tenant covenant and agree with each other that, save and except as specifically provided herein, this Lease Amending Agreement shall be on the same terms, conditions, covenants, agreements, obligations and provisos contained in the Lease insofar as the same shall be deemed to be incorporated herein and shall be binding upon the Landlord and the Tenant as though the “Landlord” and “Tenant” referred to in the Lease were the Landlord and the Tenant respectively herein, and that the Landlord and the Tenant will respectively duly observe and perform the same. If there shall be any conflict between the terms of the Lease and the terms hereof, the terms hereof shall apply.

4.	The parties hereto covenant and agree that they have good right, full power and authority to enter into this Agreement in the manner as aforesaid.

IN WITNESS WHEREOF the parties hereto executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED	)		131-149 HAMELIN STREET
	)		LEASEHOLDS LIMITED
in the presence of:	)		Landlord
)
)
)
/s/ B. McCarthy	)	Per:	/s/ Aubrey Dan
	)		Aubrey Dan, President
	)		I/We have the authority to bind the corporation.

SIGNED, SEALED AND DELIVERED	)		VIVENTIA BIOTECH INC.
)
in the presence of:	)		Tenant
)
)
)
March 5, 2004)		Per:	/s/ Michael A. Byrne
	)		Michael A. Byrne, Chief Financial Officer
	)		I/We have the authority to bind the corporation.

	)	Per:	/s/ Nick Glover
	)		Nick Glover, President & CEO
	)		I/We have the authority to bind the corporation

305 MILNER AVENUE SUITE 309 TORONTO ON M1B 3V4
TEL: 416 291 3979 FAX: 416 291 9328

Please acknowledge receipt of this letter by signing below.

Should you have any questions please call me.

Sincerely,

Barbara McCarthy
Asset Manager

Viventia Biotech Inc. acknowledges receipt of this letter and is in agreement with the content.

Per: **MICHAEL A. BYRNE**
Date: **CHIEF FINANCIAL OFFICER**
29-July-08

Cc: Craig Stoddart, Redcliff Property Management

SCHEDULE "A"

131 - 149 HAMELIN STREET
BUILDING PLAN
Hamelin Street
120'
30'
50'
179'
#131
#133
#147
Flo-Form
3,600 sf
Vacant
6,000 sf
Viventia Biotech
21,500 sf

LEASE AMENDING AGREEMENT

This agreement is made as of the 16th day of September, 2015

B E T W E E N:

131-149 HAMELIN STREET LEASEHOLDS

LIMITED

(the “Landlord”)

OF THE FIRST PART

- and –

VIVENTIA BIO INC.

(the “Tenant”)

OF THE SECOND PART

WHEREAS by a lease dated the 31st day of March, 2000 (the “Lease”) between Almad Investments Limited (“Almad”) as landlord and Viventia Biotech Inc.(“Biotech”) as tenant, Almad leased to Biotech the premises known as 136-147 Hamelin Street in the City of Winnipeg in the Province of Manitoba, comprising approximately 21,500 square feet of rentable area (the “Leased Premises”);

AND WHEREAS Almad transferred legal title to, inter alia, the Leased Premises to 131-149 Hamelin Holdings Limited, which entered into a building lease with the Landlord, pursuant to which all existing leases for the property known as 131-149 Hamelin Street were assigned to the Landlord;

AND WHEREAS the Landlord entered into a Lease Amending Agreement made as of the 26th day of June, 2003 with Biotech to, inter alia, expand the Leased Premises by approximately 6,000 square feet of rentable area known as 133 Hamelin Street, and to extend the term of the Lease to June 30, 2008;

AND WHEREAS the Landlord and Biotech entered into a further Lease Amending Agreement made as of the 26th of January, 2004 to expand the Leased Premises by an additional 3,600 square feet of rentable area known as 131 Hamelin Street;

AND WHEREAS Biotech entered into a letter agreement with the property manager acting on behalf of the Landlord dated June 25, 2008 confirming that the Lease would become a month-to-month tenancy effective July 1, 2008, on the same terms and conditions, including, without limitation, minimum annual rent payable, as specified in the Lease, as amended;

AND WHEREAS Biotech and Viventia Biotechnologies Inc. (“Biotechnologies”) entered into an asset purchase agreement made as of the lst day of November, 2008 pursuant to which Biotechnologies acquired all of the assets and undertaking of Biotech and agreed, inter alia, to assume all obligations of Biotech as the tenant pursuant to the Lease;

AND WHEREAS pursuant to an asset purchase agreement made as of the 2nd day of January, 2013 between Biotechnologies and the Tenant, the Tenant acquired all of the assets and undertaking of Biotechnologies and agreed, inter alia, to assume all obligations of Biotechnologies as the tenant pursuant to the Lease;

AND WHEREAS the Landlord and the Tenant have entered into this Lease Amending Agreement in order to extend and confirm all of the terms and conditions of the Lease;

NOW THEREFORE in consideration of the mutual covenants contained herein and in the Lease, the parties hereby agree as follows:

1.	The execution of this Lease Amending Agreement shall constitute an extension of the term of the Lease to ▶, 2020 (the “Termination Date”). The period of time commencing the date hereof and up to and including the Termination Date shall be referred to as the “Extended Term”, which shall be governed by all of the terms and conditions contained in the Lease, as amended.

2.	The Landlord hereby acknowledges and confirms the Tenant as the rightful tenant of the Leased Premises for the Extended Term, as the successor to Biotechnologies and Biotech, as outlined above.

3.	By notice in writing to the Landlord given not less than 60 days prior to the expiry of the Extended Term, the Tenant shall be entitled to renew the Lease for one further term of 5 years (the “Renewal Term”), provided that the Tenant is not then in default under the Lease. The Renewal Term shall be governed by all of the terms and conditions contained in the Lease, as amended, except that the annual minimum rental for the Renewal Term shall be determined by mutual agreement no later than 30 days prior to the expiration of the Extended Term, but in no event shall be less than the annual minimum rental payable during the Extended Term. In the event that the parties are unable to agree as to the annual minimum rent payable for the Renewal Term, the annual minimum rent shall be determined by arbitration pursuant to clause 4.23 of the Lease.

4.	This Lease Amending Agreement shall be attached to the Lease and shall become a part thereof as if originally included therein.

5.	The Landlord and the Tenant covenant and agree with each other that, save and except as specifically provided herein, this Lease Amending Agreement shall be on the same terms, conditions, covenants, agreements, obligations and provisos contained in the Lease insofar as the same shall be deemed to be incorporated herein and shall be binding upon the Landlord and the Tenant as though the “Landlord” and “Tenant” referred to in the Lease were the Landlord and Tenant respectively herein and that the Landlord and the Tenant shall respectively duly observe and perform the same. If there shall be any conflict between the terms of the Lease and the terms hereof, the terms hereof shall apply.

6.	The parties hereto covenant and agree that they have good right, full power and authority to enter into this agreement in the manner as aforesaid.

IN WITNESS WHEREOF the parties hereto have executed this Lease Amending Agreement as of the date first written above.

131-149 HAMELIN STREET LEASEHOLDS LIMITED

Per:	/s/ Leslie Dan
Name: Leslie Dan
Title: Director - Owner
I have authority to bind the Corporation

VIVENTIA BIO INC.

Per:	/s/ Stephen Hurly
Name: Stephen Hurly
Title: Chief Executive Officer
I have authority to bind the Corporation